JOINT VENTURE AGREEMENT


               THIS AGREEMENT MADE AS OF THE 24TH DAY OF JUNE 1998


                                 BY AND BETWEEN


                       SOUTHERN PHILIPPINES DEVELOPMENT AUTHORITY, a government-owned and controlled corporation, organized and existing under P.D. 690, as amended, by P.D. 1703 with its principal office at Km 12 Catalunan Pequeno, Davao City, Philippines represented by its Administrator, ATTY. BLO UMPAR ADIONG, Al Haj hereinafter referred to as SPDA.

                                       AND

                       WARISAN GROUP JOINT VENTURE, a company, registered and organized under the existing laws of the Republic of the Philippines, with its principal office address at Unit 21, Chason Townhouse, C. Raymundo Ave., Maybunga, Pasig City, Philippines represented by its JV Partners GUEMAR
                       M. AMIN, President and Director (Amin and Sons Corporation) and PG. HASHIM PSR PG HJ JAYA, Executive Vice-President and Director, (WULF International Limited), hereinafter referred to as WARISAN GROUP JOINT VENTURE.

                                WITNESSETH THAT:

                 WHEREAS, the parties have agreed to form a Joint Venture, hereinafter referred to as the "Joint Venture" for the purpose of participating in a Socialized Low-Cost Housing Project for the Southern Philippines; and

                 WHEREAS, the Parties have set forth in this Agreement the terms and conditions governing their relationship as Joint Venturers and the organization and operation of the Joint Venture.












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                 IN  CONSIDERATION  OF the  promises  and mutual  covenants  and agreements herein described, the Parties hereto agree as follows:

                 1.    COMPLIANCE OF HEADS OF AGREEMENT (MOU)

                       1.1 This Agreement is in compliance with the Memo of Understanding entered into between SPDA and WARISAN GROUP JOINT VENTURE signed in Manila last May 22, 1998.

                2.     CREATION AND OBJECTIVE OF JOINT VENTURE

                       2.1 In consideration of the efforts to be expended by each Party for the mutual benefit of the Parties hereby associate themselves as Joint Venturers and hereby create a Joint Venture for the purposes set forth below.

                       2.2 The name of the Joint Venture is "SPDA-WARISAN JOINT VENTURE."

                       2.3      The  objective of the Joint  Venture is to build
                                1.0 million socialized low cost housing and related livelihood projects in accordance with the Applicable laws of the Philippines and pursuant to SPDA Mandate herein referred to as the "Project."

                3.     OBLIGATIONS AND RIGHTS OF JOINT VENTURERS

                       3.1 SPDA shall secure the necessary permits, contracts, guarantees, and approvals for each project from all involved Government entities in the Republic of the Philippines on behalf of the SPDA-WARISAN JV.

                       3.2 WARISAN GROUP shall arrange for the underwriting and issue of 10-year corporate bond in the principal amount of $250 M and provide the net proceeds of this bond issue to the JV for the purposes describe in para 2.3.

                       3.3 Upon completion of the funding the parties hereto shall be reimbursed for all prior costs and expenses directly related to the project described herein subject to the submittal to the Joint Venture of an itemized accounting of such costs and expenses.

                       3.4 With reference to future obligations, if either party is required to perform any obligation or discharge any liability that exceeds in scope or amount the proportion of such liability or obligation undertaken by such Party under this Agreement, such Party shall require the other Party to contribute thereto in accordance with this Agreement.


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                4.     ACCEPTANCE OF PRIOR CONTRACTS

                       4.1 The parties to this Agreement recognize that WARJSAN GROUP has entered into agreements for Project management services and Project architectural engineering services. WARISAN GROUP hereby assigns all of its interest in and to these agreements to the SPDA-WARISAN JV, and the Joint Venture shall assume all rights and obligations of these agreements.

                       4.2 The parties also agreed to abide of the duties and responsibilities, terms and conditions as stated in the attached MOU.

                5.     TERM OF JOINT VENTURE

                       5.1 The term of the Joint Venture shall commence on 15 July 1998.

                       5.2 The Joint Venture shall continue for a minimum of ten (10) years and until the project is fully completed

                                5.2.1 all obligations and liabilities assumed by the Joint Venture pursuant to said project have been performed or discharged, and

                               5.2.2 all disputes, claims, causes of action, obligations, and liabilities to third parties and other similar matters arising out of or in connection with said Project have been resolved or discharged, and

                               5.2.3 the Joint Venture has received payment in full of all sums due it under said Project, and

                               5.2.4    the  final  accounting   and  settlement
                                        provided for below have been agreed to and completed.

                6.     OFFICES OF THE JOINT VENTURE

                       6.1 The principal office of the Joint Venture shall be in Manila, Republic of the Philippines, in a facility to be leased by the Joint Venture.

                       6.2 The Joint Venture shall establish and maintain field offices and facilities in different locations in Mindanao as the Executive Committee may approved.

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                7.     INTEREST OF PARTIES

                       7.1      WARISAN GROUP JOINT VENTURE:  Seventy Percent
                                (70%)

                       7.2 SOUTHERN PHILIPPINES DEVELOPMENT AUTHORITY; Thirty Percent (30%) in the form of land owned by SPDA

                       7.3 Each Party shall assume and bear the obligations and liabilities of the Joint Venture, including any losses that the Joint Venture may incur, in the same percentages as set forth above in aragraphs 7.1 and 7.2, and as maybe determined by the Executive Committee.

                8.     BANK ACCOUNTS

                                8.1.1 All funds received by the Joint Venture from its funding source(s) shall be deposited in an account to be opened and maintained in the name of the SPDA-WARISAN JV at an international bank agreeable to the funding source(s). The transfer of any and all funds from this account shall require the unanimous consent of the Executive Committee and all other parties of interest.

                                8.1.2 A "working capital" banks account shall be opened and maintained in a bank located in Manila and Davao City, Philippines. The signatures of two members of the Executive Committee, one of whom shall be the Program Manager defined hereafter, shall be required for all checks and drafts and all other transactions with respect to this account.

                                8.1.3 Operating accounts may be opened and maintained by the Joint Venture with such other banks as may be authorized by the Executive Committee with such signatories as the Executive Committee shall determine. Such accounts shall be funded from time to time from the account referenced in Paragraph 8.1.2 above.

                                8.1.4 Neither Party to this Joint Venture may borrow money upon, or otherwise pledge  or  commit, the  credit of the
                                          other Party without prior and  express
                                          written  consent  of the  other  Party
                                          except  by   action   taken   by   the
                                          Executive Committee  within the limits
                                          of its authority as defined herein.

                9.     EXECUTIVE COMMITTEE

                       9.1 The operations of the Joint Venture shall be carried out under the general management and direction of the EXECUTIVE COMMITTEE consisting of Five (5) members, three (3) from WARISAN GROUP and Two (2) From SPDA to be nominated by and designated in writing by each party hereto represent respectively, SPDA shall be the
                                Chairman and WARISAN GROUP shall be the President. If a member of the Executive Committee fails to or is unable to serve, the party or parties designating said member shall designate another member within five (5) days after notification.

                       9.2 Each member of the Executive Committee shall have full power and authority to act for the Party by whom said member was designated, in all matters relating to the management and operation of the business and affairs of the Joint
                                Venture. Any action taken by the Executive Committee, within the authority herein granted shall be binding and conclusive upon both Parties.

                       9.3 The Executive Committee shall meet once every month or at other agreed to intervals to review the progress of the Project and to take any action required on matters within its authority. Special meetings may be called by either Party or by the Program Manager with a minimum of fifteen (15) days notice. Meetings shall be held at a mutually agreed location. The reasonable and necessary travel and living expenses incurred by the members of the Executive Committee in connection with such meetings shall be charged to and paid by the Joint Venture. Majority of the five members of the Executive Committee. All resolutions and decisions made and resolutions passed at said meetings shall become effective only by unanimous vote. Minutes shall be kept of all meetings, recording all actions taken, and said minutes shall be signed by all members. From time to time meetings may be held by conference telephone followed by distribution in writing to all members of actions to be taken.

                       9.4 Each party shall designate its representatives on the Executive Committee by notice in writing to the other Party. Each party may thereafter, at any time, change such designations by written notice to the other Party. Any change of representative shall be effective upon receipt of said notice by the party so notified. A member of the Executive Committee representing either Party may at any time, by written notice to the other Party, designate an alternate to attend and act in his or her place at any and all meetings of the Executive Committee. Any vote by such alternate at any meeting shall have the same effect as made by the originally designated member.

                       9.5 The Executive Committee shall designate the "key management personnel" of the Joint Venture including PROGRAM MANAGER who shall be responsible for the day to day management of the Joint Venture.

                10.    PROGRAM MANAGER

                       10.l The Program Manager shall be designated by the Joint Venture to be nominated by WARISAN GROUP.

                       10.2 The program Manager shall have the authority to conduct the day to day business and affairs of the SPDA-WARISAN, subject to the limitations set forth in this Agreement and any other future limitations that may be imposed by the Executive Committee. The Program Manager shall be responsible for the selection and supervision of Project contractors, and the selection and supervision of all Project employees, subject to confirmation by the Executive Committee.

                       10.3     The Program  Manager  shall not do or cause  any
                                of  the  following   without  the  express  and
                                written approval the Executive Committee.

                                10.3.1. sell,    exchange,    encumber,   lease,
                                        abandon, or otherwise dispose of any asset or other property of the Joint Venture.

                                10.3.2  borrow any money for, or against the
                                        credit of the Joint Venture.


                                10.3.3 obligate the Joint Venture to any third party as a surety, guarantor, accommodation party, or similar undertaking.

                                10.3.4 enter into any contract including modification or any extension of any contract, or make any commitment to any third party for or on behalf of the Joint Venture without express permission of the Executive Committee.


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                                10.3.5  make or   authorize any  distribution of
                                        Joint Venture profits, assets, or any repayment of working capital advances to any Party.

                       10.4     Deputy Program Manager

                                10.4.1 The Executive Committee may appoint a Deputy Program Manager who would serve in the capacity of Program Manager in the event the Program Manager fails to serve or is unable to serve.


                                10.4.2 The Program Manager may be removed by unanimous vote of the representatives of the Executive Committee designated by the parties to this Agreement. Any employment contracts negotiated with the Program Manager shall contain the foregoing removal.

                11.    JOINT VENTURE ORGANIZATION AND OPERATIONS

                       11.1     The Joint  Venture  shall   be  fully staffed to
                                carry out the business and affairs of the Joint Venture.

                       11.2 From time to time the staffing requirements shall be reviewed by the Executive Committee.

                       11.3 The Parties to this Agreement may assign qualified personnel from their respective corporations to fill key management positions on the staff of the Joint Venture with the approval of the Executive Committee.

                       11.4     All joint venture  employee costs  including
                                but  not  limited  to  salaries,   benefits,
                                travel, living, and lodging expenses with the exception of travel expense advance as limited above, shall be approved by the Executive Committee.

                12.    DISTRIBUTION OF PROFITS

                       12.1 Distribution of any and all profits earned by the Joint Venture shall be made from time to time to the parties hereto in the proportions specified above in Paragraph 7 and in such amounts as the Executive Committee shall determine, provided that no distribution shall be made until all advances of working capital (Section 3.3) have been repaid to the Parties hereto by the Joint Venture.

                       12.2     Distribution  of   profits  shall  be  made only
                                after all other current obligations of the joint venture have been paid including but not limited to short and long term debt and interest payments and costs of operations.

                13.    WORK PROGRAMS AND BUDGETS

                       13.1     The   budget  shall   consist  of   two   parts,
                                (I) Management Program and Budget, and (2) the Project Program and Budget.

                                13.1.1 The Management Program and Budget for the
                                       next calendar year shall be prepared   by
                                       the Program Manager and submitted to  the
                                       Executive  Committee  for  approval.  The
                                       Budget shall include annual costestimates
                                       for the day-to-day administration of  the
                                       Joint Venture  and  the  cost of carrying
                                       out  the  management  instructions of the
                                       Executive   Committee.    The   Executive
                                       Committee   shall   review,  discuss, and
                                       modify  if  necessary    the     proposed
                                       Management    Program   and   Budget  and
                                       corresponding      payment  schedule  and
                                       approve in  writing   a  final  form each
                                       year, however, a revision or addition  to
                                       the  approved   Management   Program  and
                                       Budget maybe made at any time throughout the operating year by unanimous consent of the Executive Committee.

                                13.1.2 The Executive Committee shall  approve an
                                       Authorization  For  Expenditure (AFE) for
                                       each phase of the  Project  after careful
                                       review, discussion, and modification   if
                                       necessary within thirty (30) days after receipt of the report from the Program Manager. Subsequent revisions to the AFE may be made at any time during the course of the Project by unanimous consent of the Executive Committee.

                14.    ACCOUNTING AND RECORDS

                       14.1 Books of accounts and supporting records shall be maintained by the Joint Venture in accordance with generally accepted accounting practices and may be examined at any time by either Party.

                       14.2 Financial statements including a balance sheet and statement of profit and loss shall be prepared monthly in such detail as may be required by the Executive Committee and submitted to each Party.

                15.    ARBITRATION

                       15.1 Any dispute, controversy or claim arising out of or relating to this Joint Venture Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration administered by the Philippines Dispute Resolution Center, Inc. (PDRCI) in accordance with its own International Commercial Arbitration Rules as at present in force.

                       15.2  It shall be  understood  and agreed that  the Joint
                             Venture   Agreement   shall  be  governed  by   and
                             interpreted under Philippine Laws.

                       15.3 The number of arbitrators shall be three (3). Each Party shall appoint one arbitrator. The two arbitrators thus appointed shall choose the third arbitrator who will act as the presiding arbitrator of the tribunal.

                       15.4 The place of arbitration shall be in Manila, Philippines.

                       15.5 The language to be used in the arbitral proceedings shall be English.

                       15.6 The parties may be represented or assisted by a person of their choice in the arbitral proceedings. The names and addresses of such persons must specify whether the appointment is being made for purposes of representation or assistance.

                16.     NOTICES AND CORRESPONDENCE

                       16.1 All notices and correspondence concerning this Joint Venture shall be sent to the respective Parties as follows;

                           MEMORANDUM OF UNDERSTANDING
                           ---------------------------

This Memorandum of Understanding is made and entered into on this 22nd of May 1998, at Manila, Philippines

                                 BY AND BETWEEN

                   SOUTHERN PHILIPPINES DEVELOPMENT AUTHORITY, a government-owned and controlled corporation, organized and existing under P.D. 690, as amended, by P.D. 1703 with its phncipal office at Km 12. Catalunan Pequeno, Davao City, Philippines represented by its Administrator, ATTY. BLO UMPAR ADIONG, Al Haj hereinafter referred to as SPDA.

                                       AND

                   WARISAN GROUP JOINT VENTURE, a company, registered and organized under the existing laws of the Republic of the Philippines, with its principal office address at Unit 21, Chason Townhouse, C. Raymundo Ave. Maybunga, Pasig City, Philippines represented by its JV Partners GUEMAR M. AMIN President and Director (Amin and Sons Corporation) and PG. HASHIM PSR PG HJ JAYA, Executive Vice President and Director, (WULF International Limited), hereinafter referred to as WARISAN GROUP JOINT VENTURE.

                                   WITNESSETH

                   WHEREAS, there is an estimated shortage of at least one million housing units in the region administered by the Southern Philippines Development Authority (SPDA);

                   WHEREAS, the Special Zone of Peace and Development (SZOPAD) in the Southern Philippines was created in 1996 by Executive Order No. 371, which in Section 3 provides that the SPDA shall be one of the institutional mechanisms for carrying out development efforts in the Southern Philippines;

                   WHEREAS, the Housing and Urban Development Coordinating Council (HUDCC) was created in 1996 by Executive Order No. 90, and further strengthened in 1989 by Executive Order No.357;

                   WHEREAS, the National Shelter Program (NSP) was created by the Development and Housing Act of 1992;

                   WHEREAS, the HUDCC acts as the highest policy making body on shelter and provides overall direction in the implementation of the NSP;

                   WHEREAS, the SPDA and HUDCC Special Mindanao ZOPAD Housing Task Force entered into a Memorandum of Agreement of joint cooperation on October 22, 1997;

                   WHEREAS the Warisan Group Joint Venture has agreed to bring private sector business to Muslim Mindanao to develop and construct socialized low-cast housing for beneficiaries who are members of the GSIS, SSS and PAG-lBIG fund and other beneficiaries who are members of the cooperatives;

                   WHEREAS, SPDA manifests its interests in the Mass Housing project in Mindanao in accordance with its mandate and pursuant to its role as corporateimplementing arm of the Southern Philippines Council for Peace and Development (SPCPD) with priority to the Special Zone of Peace and Development (SZOPAD) areas.

                   Therefore and in consideration of the above, the parties hereby mutually agree as follows:

               1.   CREATION OF JOINT VENTURE

                    1.1 The Parties agree to form a Joint Venture to be known as SPDAWARISAN GROUP JOINT VENTURE.

                    1.2  The  equity  structure  of the Joint  Venture  shall be
                         Warisan   Group  as  majority   and  SPDA  as  minority
                         shareholders.

                    1.3 During the process of organization an Executive Committee shall be created to be composed of experts from SPDA and WARISAN Group Joint Venture to formulate immediately the joint venture set-up the determination of projects, the financial requirements and other details subject to confirmation by both parties.

               2.   DUTIES AND RESPONSIBILITIES

                    2.1  SPDA

                    2.1.1 Provide administrative  services  for the projects and ensure Government approval for the establishment of the joint venture.

                    2.1.2 Identify and contribute land and contact other private land owners that will be developed as project site.

                    2.1.3 Assist in the  procurements of  additional  land areas for the project.

                    2.1.4 Assist in  the  selection  of  highly   qualified  and
                          skilled manpower.

                    2.1.5 Co-manage  the low  cost  housing  projects,  includin marketing.

                    2.1.6 Assist in the organization of various  cooperatives fo its Member beneficiaries for low cost housing.

                    2.1.7 Create linkage with LGU, other government agencies and private sector, housing and subdivision developers, as may be required.

               2.2  WARISAN GROUP

                    2.2.1 Prepare and finance  feasibility  studies, subdivision development schemes and detailed architectural and engineering plans;

                    2.2.2 Provide  development funds  for land  development  and housing  construction;

                    2.2.3 Undertake land development and/or housing development;

                    2.2.4 Ensure  installation  of basic  utilities and services per existing housing rules and regulations;

                    2.2.5 Assist in marketing of developed lots and/or completed housing units;

                    2.2.6 Maintain projects  until turnover to  the  homeowners'
                          associations as required by law;

                    2.2.7 Participate  in  previously  approved   projects  with
                          third-party developers who are required to provide low income housing units.

NOW, THEREFORE, the SPDA and the WARISAN JV agree to the following:

o To enter into a joint venture relationship for the purpose of accomplishing the housing goals of the SPDA at an ultimate annual production rate of as many as one hundred thousand (100,000) low-income housing units;

o To complete the definitive joint venture housing development agreement within thirty (30) calendar days after the date of execution of this Memorandum of Understanding (MOU), but not later than June 30,1998;

o To organize the Executive Committee for the documentation of the Joint Venture, formulate the organization, preparation of the master development plan and feasibility studies, and licenses, application permits and financing packages;

o To facilitate the application for housing accreditation with government and housing agencies, including the application for commitment line from the housing financial institutions;

o To treat as confidential and proprietary all documents and supporting information developed pursuant to this MOU.


   AGREED TO AND ACCEPTED:

   /s/ Blo Umparadiong, Al Haj                      Illegible Signature
   --------------------------------                 ----------------------------
   BLO UMPAR ADIONG, Al Haj                         Witness
   Administrator
   SOUTHERN PHILIPPINES DEVELOPMENT AUTHORITY

   /s/ Guemar M. Amin                               Illegible Signature
   --------------------------------                 ----------------------------
   GUEMAR M. AMIN                                   Witness
   President and Director
   AMIN AND SONS CORPORATION
   WAROSPM JV PARTNER

   /s/ Pg. Hashim Psr Pg H. J. Jaya                 Illegible Signature
   --------------------------------                 ----------------------------
   PG.  HASHIM PSR PG H. J. JAYA                    Witness
   Executive Vice President and Director
   WULF INTERNATION LTD.
   WARISON JV PARTNER

                   SOUTHERN PHILIPPINES DEVELOPMENT AUTHORITY
                 3/F Basic Petroleum Bldg. 104 C. Palanca Street
                          Legaspi Village, Makati City
                          Tel. #818-3893 Fax #818-3907

                           WARISAN GROUP JOINT VENTURE
              Unit 21, Chason Townhouse, C. Raymundo Ave. Maybunga,
                                   Pasig City

           IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of this 24th day of June 1998.

SOUTHERN PHILIPPINES DEVELOPMENT AUTHORITY


BY:  /s/ Atty. Blo Umpar Adiong, Al Haj
     --------------------------------------
     ATTY BLO UMPAR ADIONG, Al Haj
     Administrator


WARISON GROUP JOINT VENTURE


BY:  /s/ Guemar M. Amin      /s/ Pg. Hashim PSR Pg HJ Jaya
     -----------------------------------------------------
         GUEMAR M. AMIN & PG. HASHIM PSR PG HJ JAYA
         President & Director  Executive Vice-President & Director